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                                                                  EXHIBIT 10.113

                                    FORM OF
                                    -------
                            EXCHANGE AGENT AGREEMENT
                            ------------------------



                                          February ____, 1999


American Stock Transfer &
 Trust Company
40 Wall Street
New York, New York 10005

Ladies and Gentlemen:


          At the effective time (the "Effective Time") of the merger (the "Merger") of Palm Merger Corp. ("Merger Sub"), a wholly owned subsidiary of Correctional Services Corporation ("CSC"), with and into Youth Services International, Inc. ("YSI") pursuant to the Agreement and Plan of Merger dated as of September 23, 1998, as amended (the "Merger Agreement"), among CSC, YSI and Merger Sub, a copy of which has been previously furnished to you, each issued and outstanding share of common stock, par value $.01 per share, of YSI ("YSI Common Stock"), will be converted into the right to receive 0.375 shares of common stock, par value $.01 per share, of CSC ("CSC Common Stock") and cash (without interest) in lieu of fractional shares based on the average closing price of CSC Common Stock for the twenty trading days immediately preceding the day of the Effective Time. You will be notified of the Effective Time by no later than the first business day following the Effective Time.



          YSI has delivered or will deliver to you a copy of the letter of transmittal (the "Letter of Transmittal") to be sent to holders of record of shares of YSI Common Stock ("YSI Stockholders"), (ii) copies of all other documents or materials, if any, to be forwarded to YSI Stockholders, (iii) a certified copy of resolutions adopted by the Board of Directors of YSI authorizing the Merger, (iv) a list showing the names and addresses of all YSI Stockholders as of the Effective Time and the number of shares of YSI Common Stock held by each YSI Stockholder immediately prior to the Effective Time and
(v) a list of certificates (including certificate numbers) representing shares of YSI Common Stock that have been or are, as of such date, lost, stolen, destroyed or replaced or restricted as to transfer (noting the text of the restrictive legends applicable thereto) or with respect to which a stop transfer order has been noted (such lists being herein referred to as the "Lists").



          As soon as practicable after the Effective Time, you (in your capacity as the Exchange Agent, defined below) will mail to each YSI Stockholder (a) a notice advising such holder of the effectiveness of the Merger and the applicable terms of the exchange effected thereby, (b) a Letter of Transmittal with instructions, (c) a self-addressed return envelope, (d) tax certification guidelines and (e) any other material deemed appropriate by YSI and CSC.



          This will confirm the appointment by YSI and CSC of American Stock Transfer & Trust Company as the exchange agent (the "Exchange Agent") provided for in the Merger
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Agreement and, in that capacity, the authorization of the Exchange Agent to act as agent for YSI Stockholders for the purpose of receiving from CSC the CSC Common Stock and cash to be issued in exchange for shares of YSI Common Stock and transmitting the same to the YSI Stockholders upon satisfaction of the conditions set forth herein. Your duties, liabilities and rights as Exchange Agent are as set forth herein and will be governed, in addition, by the applicable terms of the Merger Agreement.



          In carrying out your duties as Exchange Agent, you are to act in accordance with the following:



          1.  Examination of Letter of Transmittal.
              ------------------------------------



          You are to examine Letters of Transmittal, certificates representing shares of YSI Common Stock and other documents delivered or mailed to you by or for YSI stockholders to ascertain, to the extent reasonably determined by you, whether:



          (a) the Letters of Transmittal appear to be duly executed and properly completed in accordance with the instructions set forth therein;

          (b) the certificates for shares of YSI Common Stock appear to be properly surrendered and, if applicable, endorsed for transfer;

          (c) the other documents, if any, used in the exchange appear to be duly executed and properly completed and in the proper form; and

          (d) the certificates for shares of YSI Common Stock are free of restrictions on transfer or stop orders except as set forth on the Lists.



          In the event you ascertain that any Letter of Transmittal or other document has been improperly completed or executed, that any of the certificates for shares of YSI Common Stock are not in proper form or some other irregularity exists, you shall attempt to resolve promptly the irregularity and may use your best efforts to contact the appropriate YSI Stockholder by whatever means of communication you deem most expedient to correct the irregularity and, upon consultation with CSC, shall endeavor to take such other reasonable action as may be necessary to cause such irregularity to be corrected, and the determination of any questions referred to CSC or its counsel by you as to the validity, form and eligibility, as well as the proper completion or execution of the Letters of Transmittal and other documents, shall be final and binding and you may rely thereon as provided in Section 12(a) hereof. Any costs of contacting YSI Stockholders reasonably incurred for the purpose of correcting irregularities shall be incurred for the account of CSC.



          2.  Exchange of Shares.
              ------------------



          As soon as practicable after the Effective Time and after surrender to you of all certificates for shares of YSI Common Stock registered to a particular record holder or holders (and only after surrender of all such
                                         ----
certificates) and the return of a properly completed and

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signed Letter of Transmittal relating thereto, you shall cause to be issued and distributed to the holder(s) in whose name such certificates were registered (or such other person as shall have been specified pursuant to the terms hereof) (i) the whole number of shares of CSC Common Stock issuable pursuant to the Merger Agreement, registered in the name of such holder(s) and (ii) a check in lieu of any fractional share (the "Cash Amount"). CSC shall provide you the amount of cash sufficient to make all payments for fractional shares.



          Until so surrendered, each certificate which immediately prior to the Effective Time represented outstanding shares of YSI Common Stock shall, at and after the Effective Time, entitle the holder(s) thereof only to receive, upon surrender of it and all other identically registered certificates, the certificates representing shares of CSC Common Stock and the Cash Amount contemplated by the preceding paragraph.



          No dividends or other distributions otherwise payable after the Effective Time to a holder of record of certificates representing shares of CSC Common Stock shall be paid to such holder unless and until such holder shall have surrendered all certificates representing shares of YSI Common Stock registered to such holder. The Exchange Agent shall hold any such dividends or other distributions not paid to such holders pursuant to the requirements of the foregoing sentence and shall (subject to applicable escheat laws) pay such dividends and distributions to each holder of record entitled thereto after such holder shall have surrendered all certificates for shares of YSI Common Stock registered to such holder. No interest shall be payable to such holders on dividends or distributions held by the Exchange Agent.



          If any certificates representing shares of CSC Common Stock are to be issued in, or a Cash Amount is to be paid to, a name other than that in which the certificate for shares of YSI Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance or payment thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to you any transfer or other taxes required or shall establish to your satisfaction that such tax has been paid or is not payable.



          Certificates to be delivered by mail shall be forwarded by first class mail under the Exchange Agent's blanket surety bond. The Exchange Agent represents that such surety bond protects YSI, CSC and the Exchange Agent from loss or liability arising by virtue of the non-receipt or non-delivery of such certificates. It is understood that the market value of securities in any one shipment sent by first class mail under this procedure will not be in excess of $250,000. In the event the market value shall exceed $250,000, the securities shall be mailed by registered mail and shall be insured separately for the replacement value thereof at the time of mailing.



          3.  Lost, Stolen or Destroyed Certificates.
              --------------------------------------



          In the event that any YSI Stockholder claims that any certificate representing shares of YSI Common Stock is lost, stolen or destroyed, the Exchange Agent shall mail to such stockholder an affidavit of loss and an indemnity bond, in form reasonably acceptable to CSC. The Exchange Agent shall make the distribution of certificates representing shares of CSC

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Common Stock only upon receipt of the proper completion and execution of such affidavit of loss and an indemnity bond.



          4.  Reports.
              -------



          The Exchange Agent shall furnish, until otherwise notified, monthly (or more frequently if requested by YSI or CSC) reports to YSI and CSC showing (for the current report period, any prior report periods and in total) the number of shares of YSI Common Stock surrendered as well as the number of shares of CSC Common Stock issued, and Cash Amount in lieu of fractional shares paid, in exchange therefor.



          5.  IRS Filings.
              -----------



          You shall arrange to comply with all requirements under the tax laws of the United States, including those relating to missing Tax Identification Numbers and withholding, and shall issue and file any appropriate Internal Revenue Service ("IRS") reports and forms (e.g., Forms 1099 and 1099B). The parties acknowledge that you may be required to withhold (and pay to the IRS) certain amounts from cash paid in lieu of fractional shares and cash dividend payments to holders who have not supplied their correct Taxpayer Identification Number or required certification.



          6.  Restricted Certificates of YSI Common Stocks.
              ---------------------------------------------


          As set forth above, YSI will deliver to you the Lists which will set forth, among other things, certificates representing shares of YSI Common Stock that have been or are, as of the date of such Lists, restricted as to transfer (noting the text of the restrictive legends applicable thereto). The Lists shall also set forth any legend or legends to be placed on certificates representing CSC Common Stock to be issued in exchange for such certificates, and you shall place such legends on such certificates as directed in the Lists. In the event a certificate bearing a restrictive legend that is not included in the Lists is presented, you are instructed to delay issuance of a certificate representing shares of CSC Common Stock issuable in exchange therefor pending instructions from CSC.



          7.  Restricted Certificates of CSC Common Stock.
              -------------------------------------------


          Each of the persons listed on Schedule A hereto may be deemed an "affiliate" of YSI within the meaning of Rule 145 under the Securities Act of 1933, as amended, and applicable rules and regulations promulgated by the Securities and Exchange Commission.


          You are hereby authorized and instructed to place on the face of each of the certificates representing shares of CSC Common Stock issued to each of the aforesaid persons in exchange for the shares of YSI Common Stock held by them a legend reading in its entirety as follows:

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               "The shares represented by this certificate were received on
               ______________, 1999 in a transaction governed by Rule 145 under the Securities Act of 1933, as amended, by a person who may be deemed an "affiliate" as the term is used in Rule 145 and may not be transferred otherwise than pursuant to the provisions of Rule 145 or as otherwise allowed by the provisions of the undertaking given by such person to Correctional Services Corporation at such time.

               The shares represented by this certificate were received on ____________, 1999 in a merger expected to qualify as a pooling-of-interests for accounting and financial reporting purposes by a person who may be deemed an "affiliate" as the term is used in Rule 145 of the Securities Act of 1933, as amended, and for purposes of applicable interpretations regarding the pooling-of-interests method of accounting and may not be transferred until such time as financial results covering at least 30 days of combined operations of Correctional Services Corporation and Youth Services International, Inc. after the effective time of the merger have been published."




          8.  Copies of Documents.
              -------------------



          You shall take such action, at CSC's expense, as CSC may reasonably request from time to time with respect to the distribution of copies of the Letter of Transmittal to persons designated by CSC.



          9.  Receipt or Disposal.
              -------------------



          Letters of Transmittal and telegrams, telexes, facsimile transmissions and other materials submitted to you by YSI Stockholders shall be preserved by you until delivered to or otherwise disposed of in accordance with CSC's instructions at or prior to the termination hereof.



          10.  Maintenance of Records.
               ----------------------



          You will keep and maintain complete and accurate ledgers showing all shares of YSI Common Stock received by you, CSC Common Stock delivered by you and Cash Amounts paid by you. You are authorized to cooperate with and furnish information to any organization or its legal representatives designated from time to time by YSI or CSC in any manner reasonably requested by any of them in connection with the Merger.

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          11.  Delivery of Surrendered Shares of YSI Common Stock.
               --------------------------------------------------



          All certificates for shares of YSI Common Stock surrendered to you shall be retained by you and, following exchange thereof for CSC Common Stock and any Cash Amount, shall be forwarded to CSC or elsewhere as directed by CSC.



          12.  Exchange Agent's Duties and Obligations.
               ---------------------------------------


          As Exchange Agent, you:



          (a) will have no duties or obligations other than those specifically set forth herein, or as may subsequently be agreed to in writing by you, CSC and YSI;

          (b) will be regarded as making no representations or warranties and having no responsibilities regarding the validity, sufficiency, value or genuineness of any certificates for shares of YSI Common Stock surrendered to you or the shares of YSI Common Stock represented thereby; will not be required or requested to make any representations as to the validity, value or genuineness of certificates for CSC Common Stock or shares of CSC Common Stock represented thereby; and will not be responsible in any manner whatsoever for the correctness of the statements made in the Merger Agreement or in any related prospectus or other document furnished to you by YSI or CSC;

          (c) will not be obligated to institute or defend any third party action, suit or legal proceeding in connection with the Merger, or your duties hereunder, or take any other action which might in your judgment involve, or result in, expense or liability to you, unless YSI or CSC shall first furnish you an indemnity satisfactory to you;

          (d) may rely on, and shall be protected in acting upon, any certificate, instrument, opinion, representation, notice, letter, telegram or other document delivered to you and believed by you in good faith to be genuine and to have been signed by the proper party or parties;

          (e) may rely on, and shall be protected in acting upon, written or oral instructions given by any officer of, or any party authorized by, CSC with respect, to any matter relating to your actions as Exchange Agent;

          (f) may consult with counsel satisfactory to you (including counsel for YSI or CSC), and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with such advice or opinion of such counsel; and

          (g) may retain an agent or agents of your choice to assist you in performing your duties and obligations hereunder, at your cost and without relieving you of any liability hereunder.

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          13.  Termination of Exchange Agent's Duties and Obligations.
               ------------------------------------------------------



          This agreement shall terminate upon demand by YSI or CSC at which time all undistributed certificates representing shares of CSC Common Stock, cash to be paid in lieu of fractional shares, and any dividends and distributions in respect of CSC Common Stock shall be delivered by the Exchange Agent to CSC.



          14.  Indemnification of Exchange Agent.
               ----------------------------------



          YSI and CSC hereby covenant and agree to reimburse, indemnify and hold you harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including without limitation reasonable attorneys' fees and expenses) incurred or suffered by you, or to which you may become subject and not resulting from, any negligence, bad faith or willful misconduct on your part, arising out of or incident to this Agreement or the administration of your duties hereunder, or arising out of or incident to your compliance with the instructions set forth herein or with any instructions delivered to you pursuant hereto, or as a result of defending yourself against any claim or liability resulting from your actions as Exchange Agent, including any claim against you by any tendering YSI Stockholder, which covenant and agreement shall survive the termination hereof. You hereby represent that you will notify YSI and CSC by letter, or facsimile confirmed by letter, of any receipt by you of a written assertion of a claim against you, or any action commenced against you, within ten (10) business days after your receipt of written notice of such assertion or your having been served with the summons or other first legal process giving information as to the nature and basis of action. However, your failure to so notify YSI and CSC shall not operate in any manner whatsoever to relieve YSI and CSC from any liability which they may have on account of this Section 14 if no prejudice occurs. At their election, YSI and CSC may assume the conduct of your defense in any such action or claim at their sole cost and expense. In the event that YSI and CSC elect to assume the defense of any such action or claim and confirm to you in writing that the indemnity provided for in this Section 14 applies to such action or claim, YSI and CSC shall not be liable for the fees and expenses of any counsel thereafter retained by you.



          15.  Compensation and Expenses.
               -------------------------



          For services rendered as Exchange Agent hereunder, your fees are approved as set forth in Schedule B to this agreement.



          16.  Modification.
               -------------



          Subject to Section 12(a) hereof, (i) the instructions contained herein may be modified or supplemented only by authorized representatives of each of YSI and CSC and (ii) any inconsistency between this Agreement and the Merger Agreement shall be resolved in favor of the Merger Agreement.

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          17.  Notices.
               --------



          Except as otherwise provided herein, no notice, instruction or other communication by one party shall be binding upon the other party unless hand-delivered or sent by certified mail, return receipt requested. Notice to you shall be sent or delivered to your above-noted address or such other addresses as you shall hereafter designate in writing in accordance herewith. Notice to CSC and YSI shall be sent or delivered to the following address (or such other address as designated by CSC or YSI, as the case may be, in writing in accordance herewith):



          If to CSC:
          Correctional Services Corporation
          1819 Main Street, Suite 1000
          Sarasota, Florida 34236

          Attention:  James F. Slattery


          with a copy to:

          Epstein Becker & Green, P.C.
          250 Park Avenue
          New York, New York 10177
          Attention:  Seth I. Truwit, Esq.

          Youth Services International, Inc.
          2 Park Center Court, Suite 200
          Owings Mills, Maryland 21117
          Attention:   Mark S. Demilio, Esq.

          with a copy to:

          Hogan & Hartson L.L.P.
          111 South Calvert Street
          Baltimore, Maryland 21202
          Attention:  Michael J. Silver, Esq.



          18.  Governing Law; Binding Upon Successors and Assigns.
               --------------------------------------------------


          This agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles thereof respecting conflicts of laws, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto.

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                                   CORRECTIONAL SERVICES CORPORATION


                                   By:______________________________________
                                       Name:
                                       Title:

                                   YOUTH SERVICES INTERNATIONAL, INC.


                                   By:______________________________________
                                       Name:
                                       Title:
ACCEPTED AND AGREED:

AMERICAN STOCK TRANSFER &
  TRUST COMPANY


By:__________________________________
    Name:
    Title:

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